CDI Corp.

LONG-TERM INCENTIVE AWARD

1. Award. CDI Corp., a Pennsylvania corporation (the “Company”) hereby grants to William J. Wasilewski (the “Recipient”) the opportunity to earn a long-term incentive award (the “Award”) under the CDI Corp. Executive Bonus Plan (the “Plan”) in accordance with the terms and conditions set forth in this agreement (this “Agreement”). This Award is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, this Agreement will prevail. Notwithstanding anything contained in this Agreement to the contrary, the maximum amount payable hereunder is $5,000,000, up to half of which may be earned in accordance with Appendix I and up to half of which may be earned in accordance with Appendix II. Nothing in this Agreement shall be construed to in any way limit or restrict the operation of any of the Company’s or its Subsidiaries’ or affiliates’ business in the manner determined to be appropriate by the Board and the Company’s Chief Executive Officer in their sole discretion, regardless of the impact that such operation may have on Recipient’s ability to earn any amounts hereunder. All dollar amounts referred to herein are in U.S. Dollars. In administering this Agreement, the Committee shall act in good faith.

2 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.
(a)     “Cause” shall have the meaning set forth in the Employment Agreement.
(b)    “CDI Stock” means the Company’s common stock, par value $0.10 per share.
(c)    “Committee” means the Compensation Committee of the Board or its successor.
(d)    “Daily Value” on any date shall mean the sum of (x) the closing price of actual sales of Common Stock on the New York Stock Exchange (“NYSE”) on such date or, if there are no such sales on such date, the closing price of Common Stock on the NYSE on the last preceding date on which there was a sale; or if Common Stock is not then listed on the NYSE, (i) the per share closing price on such date on the primary U.S. national securities exchange on which Common Stock is listed or, if there are no such sales on such date, the closing price of Common Stock on such exchange on the last preceding date on which there was a sale or (ii) if not so listed and Common Stock is publically traded on an inter-dealer quotation system, the closing price on such date on such system, or, if there are no such sales on such date, the closing price of Common Stock on such system on the last preceding date on which there was a sale plus (y) the aggregate per share Extraordinary Cash Dividends having a record date that occurs on or after the commencement of the Appendix I Measurement Period (as defined on Appendix I) but on or before the date on which Daily Value is being determined. Notwithstanding the foregoing, during the Sale Period, the Daily Value shall equal 83.33% of the amount determined in the preceding sentence.
(e)    “Date of Grant” means May 19, 2015.

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(f)    “Employment Agreement” means the Recipient’s employment agreement with CDI Corporation, dated as of August 19, 2013, as the same may be amended, amended and restated and/or supplemented from time to time.
(g)    “Extraordinary Cash Dividend” means a cash dividend paid on the CDI Stock that the Committee acting reasonably and in good faith determines is not a regular or ordinary cash dividend. The amount of any Extraordinary Cash Dividend shall be determined by the Committee acting reasonably and in good faith.
(h)    “Good Reason” shall mean any occurrence, without the Recipient’s explicit prior written consent, of: (i) a material reduction in Recipient’s title, duties or responsibilities and (ii) a material reduction in the Recipient’s base salary.  A termination under clause (i) shall be for Good Reason only if Recipient provides the Company with notice of the event alleged to constitute Good Reason within 30 days after Recipient’s knowledge of its occurrence, the Company fails to cure such act within 30 days after receipt of such notice and Recipient terminates his employment within 30 days after such cure period expires uncured.
(i)    “Sale of the Company” shall mean any Person, or more than one Person acting as a group within the meaning of Section 409A of the Code, acquires (by merger or pursuant to an offer which was open to all shareholders) ownership of stock of the Company that constitutes more than 90 percent of all outstanding stock of the Company.
(j)    “Separation from Service” means the Recipient’s “separation from service” (within the meaning of Code Section 409A) from the Company and its Subsidiaries.
(k)    “Time-Based Requirements” subject to Section 3 below, the Time-Based Requirements will be satisfied only if any of the three following conditions is met: (i) the Recipient has been continuously employed by the Company or a Subsidiary from the Date of Grant through and including September 15, 2019, (ii) on or prior to September 15, 2019, the Recipient’s employment was terminated by the Company or any of its Subsidiaries without Cause, by the Company or any of its Subsidiaries due to Total Disability or as the result of the Recipient’s death or (iii) on or prior to September 15, 2019 but on or after the occurrence of a Sale of the Company, the Recipient terminates his employment with the Company or any of its Subsidiaries for Good Reason (and in the case of clauses (ii) and (iii), the Recipient (or his estate, as applicable) executes and does not revoke the Release (as defined in Appendix I), such that the Release becomes effective, within 60 days after the date of termination); provided, however, that in the event of such a termination of employment by the Company or any of its Subsidiaries due to Total Disability, the Recipient must acknowledge at the time of his termination that his termination is due to Total Disability and that he does not have any claims against the Company or any of its Subsidiaries (other than for vested benefits and earned but unpaid compensation).
(l)    “Total Disability” shall have the same meaning as in the Long Term Disability Benefits Program of the Company or a Subsidiary applicable to the Recipient, or if none, applicable to the Company’s management employees generally.
3. Special Vesting Election. Notwithstanding anything contained in this Agreement (including Appendix I or Appendix II) to the contrary, if on or after the second anniversary of the Grant Date and prior to September 15, 2018, the then Highest Reference Price (as defined in Appendix I) equals or exceeds the Stock Price Minimum Hurdle (as defined in Appendix I), then the Recipient may, in his sole discretion, provide the Committee with a written election to freeze the Highest Reference Price as of the date of such election, with such election to be provided

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between the second anniversary of the Grant Date and September 15, 2018. Such election shall be irrevocable. If such an election is made, then the Highest Reference Price shall be frozen as of such date (and shall not increase thereafter), and the Time-Based Requirements shall be deemed satisfied on the earlier of (x) the first anniversary of the date on which the Committee receives such written notice of election, provided that the Recipient remains employed with the Company or any of its Subsidiaries through such first anniversary or (y) the date on which the Recipient’s employment with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause or due to the Recipient’s Total Disability, by the Recipient for Good Reason following a Sale of the Company, or as the result of the Recipient’s death. If the Recipient’s employment with the Company or any of its Subsidiaries terminates prior to such first anniversary of the Committee’s receipt of such written election for any reason other than as provided in clause (y) of the immediately preceding sentence, then (i) the Award shall be immediately forfeited with no compensation, consideration or other payment due to the Recipient and (ii) the Recipient shall not be entitled to receive any compensation or payments under this Agreement. Notwithstanding anything in Section VI.A of the Plan to the contrary, to the extent earned and vested in accordance with this Section 3, and provided that a portion of the Appendix II Performance Requirements (as defined in Appendix II) have been satisfied in accordance with Appendix II, the Award shall be settled in a lump sum cash payment within 30 days after September 15, 2019; provided, however, that if (A) the Recipient became vested in the Award under this Section 3 as the result of his termination of employment described in clause (y) above excluding death, then payment of the Award instead shall be made within 60 days after the earlier of the day that is 6 months following Recipient’s date of termination of employment or September 15, 2019 and (B) the Recipient became vested in the Award under this Section 3 as a result of the Recipient’s death, payment of the Award shall be made within 60 days after the date of such death; provided further, however, that as a condition to receiving payment of the Award under this Section 3 in connection with a termination of employment, the Recipient (or his estate, as applicable) must execute and not revoke the Release, such that the Release becomes effective, within 60 days after the date of termination. As a condition to the satisfaction of the Time-Based Requirements under this Section 3 as the result of a termination of the Recipient’s employment by the Company or any of its Subsidiaries due to Total Disability, the Recipient must acknowledge at the time of his termination that his termination is due to Total Disability and that he does not have any claims against the Company or any of its Subsidiaries (other than for vested benefits and earned but unpaid compensation). For the avoidance of doubt, if no portion of the Appendix II Performance Requirements are satisfied, then regardless of whether the special election under this Section 3 is made, no portion of the Award shall be earned or paid.

4. Tax Withholding. The amount of cash to be delivered to the Recipient, if any, under this Award shall be reduced by all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the payout relating to this Award.

5. Nontransferablity of this Award. This Award may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.
6. Awards Policy. This Award is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Award is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

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7. Cancellation of Award and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Recipient has entered into competition with the Company or any of its Subsidiaries in breach of the non-competition or non-solicitation covenants set forth in the Employment Agreement, the Committee may, in its discretion, at any time during the term of such non-competition and non-solicitation covenants: (a) cancel all or any portion of this Award and/or (b) require the Recipient to pay to the Company an amount equal to the amount paid to the Recipient in respect of this Award during the one-year periods prior to and after the termination of the Recipient’s employment or engagement with the Company or any of its Subsidiaries.
8. Award Does Not Affect Employment Relationship. This Award shall not confer upon the Recipient any right to continue in the employ or service of the Company or any of its Subsidiaries, nor interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment of the Recipient at any time.
9. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Award, the Recipient acknowledges that: (a) this Award is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock.

10. Code Section 409A. This Agreement is intended to comply with, or be exempt from, Code Section 409A and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Recipient is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Recipient’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Recipient’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Recipient in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following the month in which the Recipient’s separation from service occurs or (ii) the 10th business day following Recipient’s death. If Recipient’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Recipient’s employment and which are subject to Code Section 409A shall not be paid until Recipient has experienced a "separation from service", or other permitted payment event, within the meaning of Code Section 409A. If the 60 day Release period covers two taxable years, then to the extent required by Code Section 409A, any portion of the Award that otherwise would be paid in such first taxable year instead shall be withheld

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and paid in such second taxable year. Neither the Company nor any of its Subsidiaries or affiliates shall have any liability or obligation to Recipient in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A.

11. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue any cash or other payments to the Recipient in connection with this Award. If the Recipient receives any cash or other payments in connection with this Award but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.	RECIPIENT

By:___/s/ Scott J. Freidheim__	Signature: _/s/ William J. Wasilewski_
Name: Scott J. Freidheim	Print Name: _William J. Wasilewski __
Title: CEO	Date: _____ August 3, 2015_______

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Appendix I

1.    General. Subject to Section 7 below, up to $2,500,000 of the Award may be earned in accordance with this Appendix I based upon the satisfaction of both the performance requirements set forth in Section 3 of this Appendix I (the “Appendix I Performance Requirements”) and the Time-Based Requirements. Attachment 1 hereto contains an illustration of the earning of the Award under this Appendix I.
2.    Definitions.
(a)    “Appendix I Measurement Period” shall mean the period commencing on the Date of Grant and ending on the earliest of (A) September 15, 2019, (B) the date of the termination of the Recipient’s employment with the Company or any of its Subsidiaries for any reason other than by the Company or any of its Subsidiaries without Cause or due to death or Total Disability, (C) the six month anniversary of the date of the termination of the Recipient’s employment by the Company or any of its Subsidiaries without Cause, (D) the date of the termination of the Recipient’s employment with the Company or any of its Subsidiaries due to death or Total Disability, (E) the occurrence of a Sale of the Company or (F) the last day of the first Appendix I Performance Period for which the Reference Price equals or exceeds the Stock Price Maximum Hurdle. Extension of the Appendix I Measurement Period beyond the date of the termination of Recipient’s employment under clause (C) is subject to Recipient’s execution of a release of claims and covenant not to sue in form and substance satisfactory to the Company, such that such release is effective, with all revocation periods having expired unexercised, within 60 days after the date of such termination of employment (the “Release”).
(b)    “Appendix I Performance Period” means any period of 90 consecutive trading days during the Appendix I Measurement Period.
(c)    “Highest Reference Price” means the highest Reference Price for any Appendix I Performance Period included in the Appendix I Measurement Period.
(d)    “Reference Price” means, for any Appendix I Performance Period, the highest number that would not exceed any of the amounts determined under the following three clauses:  (i) the average Daily Value during such Appendix I Performance Period, (ii) for the 60 trading days during such Appendix I Performance Period with the highest Daily Value (whether or not consecutive), such trading day with the lowest Daily Value and (iii) the lowest Daily Value during the last 20 trading days during such Appendix I Performance Period. Notwithstanding the foregoing, if a Sale of the Company occurs on or prior to the expiration of the Appendix I Measurement Period, then the Reference Price for such Appendix I Performance Period ending on the date of consummation of the Sale of the Company shall equal the Sale Price.
(e)    “Stock Price Maximum Hurdle” means $43.23, subject to adjustment as set forth in Section 6 below.
(f)    “Stock Price Minimum Hurdle” means $28.82, subject to adjustment as set forth in Section 6 below.
(g)    “Sale Period” means the period commencing on the date on which a public announcement is made regarding a transaction that, if consummated, would result in a Sale of the Company and ending on the earlier of (i) the date on which a Sale of the Company is consummated, (ii) the date on which the agreement that would give rise to a Sale of the

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Company is terminated or (iii) the date on which the Company or the prospective acquiror publicly announces that such transaction is no longer being pursued.
(h)    “Sale Price” means 83.33% of the sum of (x) the per-share consideration paid for CDI Stock in a Sale of the Company, plus (y) all per-share Extraordinary Cash Dividends having a record date during the Appendix I Measurement Period.
3.     Performance Requirements. Subject to Section 7 below, the Appendix I Performance Requirements shall be satisfied during the Appendix I Measurement Period as follows:

(a)	If the Highest Reference Price during the Appendix I Measurement Period is below the Stock Price Minimum Hurdle, then no portion of the Award shall be earned.

(b)
If the Highest Reference Price during the Appendix I Measurement Period equals the Stock Price Minimum Hurdle, then the Appendix I Performance Requirements shall be deemed satisfied for an amount equal to $1,000,000.

(c)
If the Highest Reference Price during the Appendix I Measurement Period exceeds the Stock Price Minimum Hurdle but is less than the Stock Price Maximum Hurdle, then the Appendix I Performance Requirements shall be deemed satisfied for an amount equal to $1,000,000, plus the product of (x) $1,500,000 and (y) a fraction, the numerator of which equals the difference between the Highest Reference Price during the Appendix I Measurement Period and the Stock Price Minimum Hurdle and the denominator of which equals the difference between the Stock Price Maximum Hurdle and the Stock Price Minimum Hurdle.

(d)
If the Highest Reference Price during the Appendix I Measurement Period equals or exceeds the Stock Price Maximum Hurdle, then the Appendix I Performance Requirements shall be deemed satisfied for an amount equal to $2,500,000.

The amount payable with respect to this Award under this Appendix I shall not exceed the amount with respect to which the Appendix I Performance Requirements are satisfied under this Section 3 (or Section 3 of the Agreement, if applicable).

4. Time-Based Requirements. If the Time-Based Requirements are not satisfied (including, without limitation, as the result of failing to timely execute the Release or not making the required Total Disability acknowledgement), then the entire Award shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient.

5. Settlement. Notwithstanding anything in Section VI.A of the Plan to the contrary, if the Time-Based Requirements and any portion of both the Appendix I Performance Requirements and the Appendix II Performance Requirements (as defined in Appendix II) have been satisfied, then the Company shall pay to the Recipient an amount equal to the portion of the Award with respect to which the Appendix I Performance Requirements are satisfied under Section 3 of this Agreement in a lump sum cash payment within 30 days after September 15, 2019; provided, however, that if (x) the Time-Based Requirements are satisfied pursuant to clause (ii) or (iii) of the definition thereof excluding death, then payment instead shall be made within 60 days after the earlier of the day that is 6 months following Recipient’s date of termination of employment or September 15, 2019 and (y) the Time-Based Requirements are satisfied under clause (ii) of the definition thereof as a result of the Recipient’s death, then payment shall be made within 60 days after the date of such death. The parties hereto agree that the occurrence of a Sale of the Company shall not accelerate the payment date (provided that the Company retains the

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discretion to accelerate the payment date in connection with a Sale of the Company to the extent permitted under, and in accordance with, Treasury Regulation Section 1.409A-3(j)).

6. Adjustments. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting CDI Stock, then in addition to the adjustments permitted by the Plan, the Committee shall make any equitable adjustment to the Stock Price Minimum Hurdle, the Stock Price Maximum Hurdle and the Highest Reference Price in order to prevent the dilution or enlargement of rights hereunder (it being understood that the Stock Price Maximum Hurdle and the Stock Price Minimum Hurdle are intended to represent a 300% increase and a 200% increase, respectively, in a trading price for the CDI Stock of $14.41, and as such, if an event described above occurs, it may be necessary to adjust such Stock Price Minimum Hurdle, Stock Price Maximum Hurdle and Highest Reference Price to continue to reflect the desired percentage increase).

7. Earning Override. Notwithstanding anything contained in the Agreement or this Appendix I to the contrary, in the event that no portion of the Appendix II Performance Requirements are satisfied in accordance with Appendix II, then no portion of the Award shall be earned or payable (regardless of whether any of the Appendix I Performance Requirements have been satisfied), and the Award shall be immediately forfeited with no consideration, compensation or payments otherwise due to the Recipient.

[end of Appendix I]

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Appendix II

1. General. Subject to Section 7 below, up to $2,500,000 of the Award may be earned in accordance with this Appendix II based upon the satisfaction of both the performance requirements set forth in Section 3 of this Appendix II (the “Appendix II Performance Requirements”) and the Time-Based Requirements. Attachment 2 hereto contains an illustration of the earning of the Award under this Appendix II.
2. Definitions.
(a)    “Appendix II Measurement Period” shall mean the period commencing on April 1, 2015 and ending on the earliest of (A) March 31, 2018, (B) the last day of the fiscal quarter ending coincident with or immediately preceding the termination of the Recipient’s employment with the Company or any of its Subsidiaries for any reason other than by the Company or any of its Subsidiaries without Cause or due to death or Total Disability, (C) the last day of the fiscal quarter immediately following the fiscal quarter in which the Recipient’s employment is terminated by the Company or any of its Subsidiaries without Cause, (D) the last day of the fiscal quarter ending coincident with or immediately preceding the termination of the Recipient’s employment with the Company or any of its Subsidiaries due to death or Total Disability or (E) the last day of the fiscal quarter ending coincident with or immediately preceding the occurrence of a Sale of the Company. Extension of the Appendix II Measurement Period beyond the date of the termination of Recipient’s employment under clause (C) is subject to Recipient’s execution of the Release, such that such Release is effective, with all revocation periods having expired unexercised, within 60 days after the date of such termination of employment.

(b)    “Appendix II Performance Period” means any period of four consecutive fiscal quarters occurring during the Appendix II Measurement Period (or if the Appendix II Measurement Period ends before March 31, 2016, such lesser number of full fiscal quarters from April 1, 2015 through the date of the end of the Appendix II Measurement Period).

(c)    “EOP” or “Engineering Operating Profit” means the operating profit of the engineering businesses of the Company and its Subsidiaries (which currently consist of Oil, Gas and Chemicals, Aerospace and Industrial Equipment, Government Services and Infrastructure verticals), as determined by the Company in good faith in accordance with its accounting principles (as in effect from time to time) and its publicly filed financial statements; provided, however, that (i) EOP shall include a cost of capital (at appropriate risk premium as determined in the sole discretion of the Company) allocation associated with purchase price for any acquisition or other use of capital in the business as determined in the sole discretion of the Company and] (ii) for purposes of determining EOP during any Appendix II Performance Period, no two clients shall constitute more than 40% of the EOP for such Appendix II Performance Period, and accordingly, in the event that two clients would otherwise constitute more than 40% of EOP for such Appendix II Performance Period, then any EOP attributable to such two clients in excess of 40% shall be disregarded and shall not be treated as EOP with respect to such Appendix II Performance Period (for purposes of this clause (ii), any reduction in EOP shall be based on the two clients with the highest EOP for the applicable Appendix II Performance Period). All calculations of EOP and operating profit, and other allocations, shall be determined by the Committee in its sole discretion based on the Company’s accounting principles, as in effect from time to time.

(d)    “EOP Maximum Hurdle” means $40,000,000.

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(e)    “EOP Minimum Hurdle” means $30,000,000.

(f)    “Highest EOP” means the highest EOP achieved during any Appendix II Performance Period (subject to recalculation as set forth in Sections 4(a) and 4(b) of this Appendix II, if applicable).

(g)    “Subsequent Testing Period” means: (i) the four consecutive fiscal quarters ending with the fiscal quarter immediately after the Appendix II Performance Period in which the Highest EOP was achieved; (ii) the four consecutive fiscal quarters ending with the second fiscal quarter after the Appendix II Performance Period in which the Highest EOP was achieved; (iii) the four consecutive fiscal quarters ending with the third fiscal quarter after the Appendix II Performance Period in which the Highest EOP was achieved; and (iv) the four consecutive fiscal quarters ending with the fourth fiscal quarter after the Appendix II Performance Period in which the Highest EOP was achieved. The determination of the Highest EOP, and which Appendix II Performance Period produced the Highest EOP, shall be made after giving effect to the recalculation of EOP set forth in Sections 4(a) and 4(b) of this Appendix II.

3.    Performance Requirements. Subject to Sections 4 and 7 below, the Appendix II Performance Requirements shall be satisfied during the Appendix II Measurement Period as follows:
(a)    If the Highest EOP during the Appendix II Measurement Period is below the EOP Minimum Hurdle, then the Appendix II Performance Requirements shall not be treated as being satisfied and no amounts shall be payable to the Recipient under this Appendix II or Appendix I.
(b)    If the Highest EOP during the Appendix II Measurement Period equals the EOP Minimum Hurdle, then the Appendix II Performance Requirements shall be treated as being satisfied for $1,000,000.
(c)    If the Highest EOP during the Appendix II Measurement Period exceeds the EOP Minimum Hurdle but is less than the EOP Maximum Hurdle, then the Appendix II Performance Requirements shall be satisfied for an amount equal to $1,000,000, plus the product of (x) $1,500,000 and (y) a fraction, the numerator of which equals the difference between the Highest EOP during the Appendix II Measurement Period and the EOP Minimum Hurdle and the denominator of which equals the difference between the EOP Maximum Hurdle and the EOP Minimum Hurdle.
(d)    If the Highest EOP during the Appendix II Measurement Period equals or exceeds the EOP Maximum Hurdle, then the Appendix II Performance Requirements shall be satisfied for an aggregate of $2,500,000.
The amount payable with respect to this Award under this Appendix II shall not exceed the amount with respect to which the Appendix II Performance Requirements are satisfied under this Section 3.

4. Assessment of Sustainability of EOP. Notwithstanding anything contained in the Agreement or this Appendix II to the contrary, following the application of Section 3 above, EOP for certain Appendix II Performance Periods shall be subject to recalculation as set forth in this Section 4.

(a)    If (x) EOP for any Appendix II Performance Period equals or exceeds the EOP Minimum Hurdle (any such Appendix II Performance Period, a “Section 4(a) Achieving Period”) and (y) the lowest achieved EOP for any Appendix II Performance Period following a Section

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4(a) Achieving Period is less than 80% of the EOP for such Section 4(a) Achieving Period, then EOP for each such Section 4(a) Achieving Period shall be recalculated to equal the product of (X) the quotient of (i) the lowest EOP for any Appendix II Performance Period after such Section 4(a) Achieving Period, divided by (ii) 80% of EOP for such Section 4(a) Achieving Period, multiplied by (Y) EOP for such Section 4(a) Achieving Period. The recalculations under this Section 4(a) shall be repeated until no further recalculations could be made under this Section 4(a).

(b)    If (x) EOP during any of the final four Appendix II Performance Periods (or, if there are less than four Appendix II Performance Periods, such lesser number of Appendix II Performance Periods) equals or exceeds the EOP Minimum Hurdle (any such Appendix II Performance Period, a “Section 4(b) Achieving Period”) and (y) EOP during any of the final four Appendix II Performance Periods (or, if there are less than four Appendix II Performance Periods, such lesser number of Appendix II Performance Periods) is the Highest EOP (after giving effect to all EOP recalculations under subsection 4(a) above, if the recalculation in subsection 4(a) above applied), then EOP for each such Section 4(b) Achieving Period shall be subject to recalculation as set forth in this Section 4(b). If the lowest achieved EOP for a Subsequent Testing Period that follows a Section 4(b) Achieving Period is less than 80% of EOP for such Section 4(b) Achieving Period, then EOP for such Section 4(b) Achieving Period shall be recalculated to equal the product of (X) the quotient of (i) the lowest EOP for any of the Subsequent Testing Periods following such Section 4(b) Achieving Period, divided by (ii) 80% of EOP for such Section 4(b) Achieving Period, multiplied by (Y) EOP for such Section 4(b) Achieving Period. If the lowest achieved EOP for a Subsequent Testing Period that follows a Section 4(b) Achieving Period is not less than 80% of EOP for such Section 4(b) Achieving Period, then EOP for such Section 4(b) Achieving Period shall not be recalculated under this Section 4(b). The recalculations under this Section 4(b) shall be repeated until no further recalculations could be made under this Section 4(b).

(c)     For the avoidance of doubt, the recalculations under both Sections 4(a) and 4(b) of this Appendix II may be applicable; provided, however, that Section 4(a) of this Appendix II shall be applied prior to Section 4(b) of this Appendix II.

5. Time-Based Requirements. If the Time-Based Requirements are not satisfied (including, without limitation, as the result of failing to timely execute the Release or not making the required Total Disability acknowledgement), then the entire Award shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient.

6. Settlement. Notwithstanding anything in Section VI.A of the Plan to the contrary, if the Time-Based Requirements and any portion of both the Appendix I Performance Requirements (as defined in Appendix I) and the Appendix II Performance Requirements have been satisfied, after giving effect to the recalculations under Section 4 of this Appendix II, then the Company shall pay to the Recipient an amount equal to the portion of the Award with respect to which the Appendix II Performance Requirement are satisfied (after giving effect to the recalculations under Section 4 of this Appendix II) in a lump sum cash payment at the same time as the portion of the Award earned under Appendix I is paid to the Recipient. The parties hereto agree that the occurrence of a Sale of the Company shall not accelerate the payment date (provided that the Company retains the discretion to accelerate the payment date in connection with a Sale of the Company to the extent permitted under, and in accordance with, Treasury Regulation Section 1.409A-3(j)).

6. Adjustments. In the event of a reorganization, sale or other disposition of the engineering businesses or any other change affecting the engineering businesses, then in addition to the

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adjustments permitted by the Plan, the Committee shall make any equitable adjustment to the EOP Minimum Hurdle and the EOP Maximum Hurdle in order to prevent the dilution or enlargement of rights hereunder (it being understood that the EOP Maximum Hurdle and the EOP Minimum Hurdle are intended to represent a 30% CAGR and a 15% CAGR, respectively, over a three year period, and as such, if an event described above occurs, it may be necessary to adjust such hurdles to continue to reflect the desired percentage increase).

7. Earning Override. Notwithstanding anything contained in the Agreement or this Appendix II to the contrary, in the event that no portion of the Appendix I Performance Requirements are satisfied in accordance with Appendix I, then no portion of the Award shall be earned or payable (regardless of whether any of the Appendix II Performance Requirements have been satisfied), and the Award shall be immediately forfeited with no consideration, compensation or payments otherwise due to the Recipient.

[end of Appendix II]

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ATTACHMENT 1

Hypothetical 1

•
With respect to the Appendix I Performance Period commencing on October 1, 2016, (i) the average Daily Value equals $33.00, (ii) the Daily Value for 30 of such trading days was $35.00, the Daily Value for another 30 of such trading days was $34.00 and the Daily Value for another 30 of such trading days was $30.00 and (iii) the lowest Daily Value during the last 20 trading days was $35.00.

•
Based on the foregoing, the Reference Price for such Appendix I Performance Period is $33.00 (which is the highest number that does not exceed the amount determined under any of clause (i) ($33.00), clause (ii) ($34.00) or clause (iii) ($35.00) of the Reference Price definition).

•	Assume that the Reference Price for all other Appendix I Performance Periods was less than $33.00. Accordingly, the Highest Reference Price is $33.00.

•
Because $33.00 is greater than the Stock Price Minimum Hurdle, the Appendix I Performance Requirements were satisfied for $1,435,114.50 (which equals $1,000,000 + ($1,500,000 X (($33.00 - $28.82) / ($43.23 - $28.82))).

•	Subject to Section 7 of Appendix I, such amount ($1,435,114.50) would then be paid as provided in Section 5 of Appendix I only upon the satisfaction of the Time-Based Requirements.

Hypothetical 2

-	Assume the same facts as Hypothetical 1, except that no portion of the Appendix II Performance Requirements were satisfied during the Appendix II Measurement Period.

-	In such case, no amounts would be paid to the Recipient under Appendix I or Appendix II.

Hypothetical 3

•	Assume the same facts as Hypothetical 1, and that on January 1, 2017, the Recipient makes the special election described in Section 3 of the Agreement.

•	In such event, provided that Recipient either remains employed with the Company or a Subsidiary through January 1, 2018, or prior to such date, the Recipient’s employment

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with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause or due to the Recipient’s Total Disability, by the Recipient for Good Reason following a Sale of the Company, or as the result of the Recipient’s death, then the Time Based Requirements shall be deemed satisfied, and provided that any portion of the Appendix II Performance Requirements are satisfied during the Appendix II Measurement Period, the portion of the Award earned under Appendix I $1,435,114.50 and Appendix II of the Agreement shall be paid as provided in Section 3 of the Agreement.

•
If, after such election is made, the Highest Reference Price would have been $43.23 had such election not been made (and would have resulted in a payment of $2,500,000 under Appendix I of the Award), the Recipient shall not receive the benefit of such increased Highest Reference Price. Instead, as the result of such election, the Highest Reference Price for purposes of calculating the portion of the Award earned under Appendix I shall be $33.00, and the portion of the Award earned under Appendix I shall equal $1,435,114.50.

[end of Attachment]

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ATTACHMENT 2

Hypothetical 1

-
Assume that EOP during an Appendix II Performance Period is $36,000,000 - $15,000,000 of which is from company A, $15,000,000 of which is from company B and $1,000,000 of which is from each of companies C, D, E, F, G and H.

-
Because EOP from two customers in an Appendix II Performance Period is more than 40% of EOP for that Appendix II Performance Period, EOP in excess of 40% will be disregarded. As the result, EOP for such Appendix II Performance Period would be reduced to $20,400,000 ($36,000,000 – ($15,000,000 + $15,000,000 – (40% X $36,000,000)).

Hypothetical 2

-	Assume that the Appendix I Performance Requirements are satisfied.

-	Assume that EOP is as follows:

Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017
$5mm	$6mm	$10mm	$5mm	$9mm	$9mm	$2mm	$6mm

Q2 2017	Q3 2017	Q4 2017	Q1 2018
$19mm	$7mm	$1mm	$0

-	Based on the chart above, there would be 9 Appendix II Performance Periods. EOP for each such Appendix II Performance Period is set forth in the chart below.

Q2 2015	Q3 2015	Q4 2015	Appendix II Performance Period Ending With Q1 2016	Appendix II Performance Period Ending With Q2 2016	Appendix II Performance Period Ending With Q3 2016	Appendix II Performance Period Ending With Q4 2016	Appendix II Performance Period Ending With Q1 2017
NA	NA	NA	$26mm	$30mm	$33mm	$25mm	$26mm

Appendix II Performance Period Ending With Q2 2017	Appendix II Performance Period Ending With Q3 2017	Appendix II Performance Period Ending With Q4 2017	Appendix II Performance Period Ending With Q1 2018
$36mm	$34mm	$33mm	$27mm

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-
The Highest EOP achieved for any Appendix II Performance Period is $36,000,000. Pursuant to Section 3 of Appendix II, and subject to adjustment as described in Sections 4 and 7 of Appendix II, the Appendix II Performance Requirements would be deemed satisfied for $1,900,000 ($1,000,000 + ($1,500,000 X (($36,000,000 - $30,000,000)/($40,000,000 - $30,000,000)).

-
Based on EOP during the Appendix II Measurement Period, the recalculation of EOP under Section 4(a) of Appendix II will apply. This is because following the achievement of the EOP Minimum Hurdle, certain Appendix II Performance Periods had EOP below the required 80% threshold. The first Appendix II Performance Period to be recalculated under Section 4(a) of Appendix II is Q3 2016 because EOP in Q4 2016 is less than 80% of EOP in Q3 2016.

o	Pursuant to Section 4(a) of Appendix II, EOP for Q3 2016 would be recalculated to equal $31.25mm (($25mm/(.8 X $33mm)) X $33mm).

o
Pursuant to Section 4(a) of Appendix II, EOP for Q2 2017 would also be recalculated because EOP for Q1 2018 is less than 80% of EOP for Q2 2017. As recalculated under Section 4(a) of Appendix II, EOP for Q2 2017 would be recalculated to equal $33.75mm (($27mm/(.8 X $36mm)) X $36mm).

o
EOP will not be required to be recalculated under Section 4(a) of Appendix II for any other Appendix II Performance Periods because the 80% test is not met for any other Appendix II Performance Period.

o	After the application of Section 4(a) of Appendix II, EOP for the various Appendix II Performance Periods would be as follows:

Q2 2015	Q3 2015	Q4 2015	Appendix II Performance Period Ending With Q1 2016	Appendix II Performance Period Ending With Q2 2016	Appendix II Performance Period Ending With Q3 2016	Appendix II Performance Period Ending With Q4 2016	Appendix II Performance Period Ending With Q1 2017
NA	NA	NA	$26mm	$30mm	$31.25mm	$25mm	$26mm

Appendix II Performance Period Ending With Q2 2017	Appendix II Performance Period Ending With Q3 2017	Appendix II Performance Period Ending With Q4 2017	Appendix II Performance Period Ending With Q1 2018
$33.75mm	$34mm	$33mm	$27mm

-
Because the Highest EOP occurred during the final four Appendix II Measurement Periods ($34mm in Q3 2017), Section 4(b) of Appendix II may be applicable. Accordingly, it would be necessary to determine the Subsequent Testing Periods and EOP for each such Subsequent Testing Period. The Subsequent Testing Periods would be the four consecutive fiscal quarters ending with Q4 2017, the four consecutive fiscal quarters ending with Q1 2018, the four consecutive fiscal quarters ending with Q2 2018 and the four consecutive fiscal quarters ending with Q3 2018. EOP for the four consecutive fiscal quarters ending with Q4 2017 is $33mm, EOP for the four consecutive fiscal quarters ending with Q1 2018 is $27mm and assume that EOP for the four consecutive fiscal quarters ending with Q2 2018 is $37mm and EOP for the four consecutive fiscal quarters

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ending with Q3 2018 is $26mm. Based on this, because EOP during one of the Subsequent Testing Periods is less than 80% of EOP during one of the final four Appendix II Performance Periods, EOP during at least one of the final four Appendix II Performance Periods must be recalculated under Section 4(b) of Appendix II.

o	Based on the test set forth in Section 4(b) of Appendix II, EOP for Q3 2017 would be recalculated to equal $32.5mm (($26mm/(.8 X $34mm)) X $34mm).

o	EOP will not be required to be recalculated for any other of the final four Appendix II Performance Periods.

o	After the application of Section 4(b) of Appendix II, EOP for the various Appendix II Performance Periods would be as follows:

Q2 2015	Q3 2015	Q4 2015	Appendix II Performance Period Ending With Q1 2016	Appendix II Performance Period Ending With Q2 2016	Appendix II Performance Period Ending With Q3 2016	Appendix II Performance Period Ending With Q4 2016	Appendix II Performance Period Ending With Q1 2017
NA	NA	NA	$26mm	$30mm	$31.25mm	$25mm	$26mm

Appendix II Performance Period Ending With Q2 2017	Appendix II Performance Period Ending With Q3 2017	Appendix II Performance Period Ending With Q4 2017	Appendix II Performance Period Ending With Q1 2018
$33.75mm	$32.5mm	$33mm	$27mm

o	After the application of Section 4(a) of Appendix II and Section 4(b) of Appendix II, the Highest EOP is $33.75mm.

o
Assuming that the Time-Based Requirements are met and that any portion of the Appendix I Performance Requirements are met, the Appendix II Performance Requirements would be deemed satisfied for $1,562,500 ($1,000,000 + ($1,500,000 X (($33,750,000 - $30,000,000)/($40,000,000 - $30,000,000)).

Hypothetical 3

-	Assume the same facts as Hypothetical 2, except that no portion of the Appendix I Performance Requirements were satisfied during the Appendix I Measurement Period.

-	In such case, no amounts would be paid to the Recipient under Appendix I or Appendix II.

[end of Attachment]

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